UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2020

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On October 7, 2020, Lowe’s Companies, Inc. (the “Company”) issued a press release announcing the commencement of cash tender offers (the “Tender Offers”) of its outstanding 7.110% Notes due 2037, 6.650% Notes due 2037, 5.800% Notes due 2036, 5.800% Notes due 2040, 5.125% Notes due 2050, 5.000% Notes due 2043, 5.125% Notes due 2041, 4.550% Notes due 2049, 5.000% Notes due 2040, 4.375% Notes due 2045, 4.650% Notes due 2042, 4.250% Notes due 2044, 4.050% Notes due 2047, 5.500% Notes due 2035, 7.200% Notes due 2027, 6.875% Notes due 2028, 6.500% Notes due 2029, and 4.500% Notes due 2030 (collectively, the “Notes”), subject to proration, prioritized acceptance levels, series-specific tender caps, if any, and an aggregate tender cap of up to an aggregate principal amount of all series of Notes that does not exceed $3,500,000,000 in aggregate cash consideration excluding accrued interest. The Tender Offers will expire at 11:59 p.m., New York City time, on November 4, 2020, unless extended or earlier terminated.

A copy of the Company’s press release announcing the Tender Offers is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation to buy or an offer to purchase any securities. The Tender Offers are being made only pursuant to an Offer to Purchase dated October 7, 2020 and a related Letter of Transmittal, which set forth the terms and conditions of the Tender Offers. The Tender Offers are being made only in such jurisdictions as is permitted under applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated October 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: October 7, 2020	By:	/s/ David M. Denton
David M. Denton
Executive Vice President, Chief Financial Officer and Treasurer